Exhibit 10.7

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to that certain Employment Agreement (the “Employment Agreement”) by and between John Roberts (the “Executive”) and Vyant Bio, Inc. (F.K.A. Cancer Genetics, Inc.) (the “Company”) effective as of June 27, 2016 (the “Effective Date”) is effective as of the date set forth on the signature page hereof.

WHEREAS, the Employment Agreement sets forth the terms and conditions of Executive’s employment with the Company;

WHEREAS, the Company and Executive desire to provide for accelerated vesting of outstanding unvested Stock Options in connection with a Change of Control (each as defined in the Employment Agreement);

WHEREAS, the Company and Executive desire to make certain other amendments to the Employment Agreement to reflect changes to Executive’s compensation; and

WHEREAS, Section 7.3 of the Employment Agreement provides that the Employment Agreement may be amended pursuant to an instrument in writing between the Company and Executive.

NOW, THEREFORE, the Company and Executive hereby agree that the Employment Agreement shall be amended as follows:

1.	Section 3.1(a) of the Employment Agreement is hereby amended by substituting “$450,000” for “$300,000” where the latter appears therein.

2.	Section 3.2(b) of the Employment Agreement is hereby amended by substituting “fifty percent (50.0%)” for “thirty-five percent (35.0%)” where the latter appears therein.

3.	Section 4.1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“4.1 In the event of a termination of Employee’s employment hereunder by the Company with or without Cause or by Employee with or without Good Reason, within twelve (12) months following a Change of Control, (i) the Company will promptly pay Employee, in lieu of the amounts required under Section 5.2(b) and in addition to the amounts required under Sections 3.4, 3.5 and 5.2(a), a severance amount, payable in a lump sum immediately upon the later of such termination of employment or Employee’s execution of a Release in the form attached as Exhibit B, equal to (A) twelve (12) months base compensation, plus (B) an amount equal to the prior year bonus, and (ii) any unvested Stock Options held by Employee shall vest in full.”

4.	Section 5.2(b)(iii) of the Employment Agreement is hereby amended by substituting “twelve (12)” for “six (6)” where the latter appears therein.

5.	Except as amended herein, the Employment Agreement shall remain in full force and effect.

6.	This Amendment may be executed in several counterparts, each of which is deemed to be an original but all of which together will constitute one and the same instrument. This Amendment may be delivered via facsimile or scanned “PDF” which shall be an original for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of this 30th of March 2021.

VYANT BIO, Inc.

/s/ Andrew D.C. LaFrence
Name:	Andrew D.C. LaFrence
Title:	Chief Financial Officer

Executive

/s/ John A. Roberts
John A. Roberts

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